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													   EXHIBIT 99.1

JOINT FILER INFORMATION


FORM 3 JOINT FILER INFORMATION
Name of "Reporting Persons":   Versant
Venture Capital II, L.P.
						 Versant Affiliates Fund II-A, L.P.

						 Versant Side Fund II, L.P.
						 Versant Ventures II, LLC

						 Brian G. Atwood
						 Ross A. Jaffe, M.D.
						 Donald B.
Milder
						 Barbara N. Lubash
						 Rebecca B. Robertson

Charles M. Warden
						 Camille D. Samuels
						 Bradley J. Bolzon,
PhD.
						 William J. Link, PhD.

Address:				  3000 Sand Hill Road,
Building 4, Suite 210
						Menlo Park, CA  94025

Designated
Filer:		   Versant Venture Capital II, L.P.
Issuer and Ticker
Symbol:	Alexza Pharmaceuticals, Inc. (ALXA)
Date of Event:			 March 6,
2006

Each of the following is a Joint Filer with Versant Venture
Capital II, L.P. and
may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:

Versant Ventures
II, LLC ("VVII") is the general partner of Versant Venture
Capital II,
L.P. ("VVCII"), Versant Affiliates Fund II-A, L.P. ("VAF-IIA"), and

Versant Side Fund II, L.P. ("VSF II") and has sole voting and investment control over the shares owned by VVCII, VAF-IIA, and VSF II. Brian G.
Atwood, Ross A.
Jaffe, M.D., Donald B. Milder, Barbara N. Lubash, Rebecca
B. Robertson, Charles
M. Warden, Camille D. Samuels, Bradley J. Bolzon and William J. Link managing directors of VVII. Mr. Colella has filed separately for his indirect ownership interests and is not a joint filer hereunder.

All Reporting Persons disclaim beneficial ownership of shares of Alexza
Pharmaceuticlas, Inc. stock held by VVCII, VAF-II-A, and VSFII, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owners of all of the equity securities covered by this statement.

Each of the
Reporting Persons listed above hereby designate Versant Venture
Capital
II, LP as its designated filer of Forms 3, 4 and 5 in accordance with

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder.

ATTORNEY-IN-FACT FOR REPORTING PERSONS
	   /s/ Robin L.
Praeger
	   Robin L. Praeger